STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made as of March 23, 2010 by and between Horne International, Inc. (the “Corporation”) and Intelligent Decisions, Inc. (the “Optionee”).

RECITALS

A.           Optionee is a corporation organized and existing under the laws of the state of Virginia.  As consideration for services and a Line of Credit as described in the Services Agreement between Horne International, Inc. and Intelligent Decisions, Inc. dated March 23, 2010, the Corporation’s board of directors has agreed to grant stock options to the Optionee to purchase shares of the Corporation’s common stock (the “Shares”).  The stock options granted herein are not “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

AGREEMENT

SECTION 1
GRANT OF OPTIONS

1.1           NUMBER OF SHARES.  Subject to the terms and conditions of this Agreement, the Corporation grants to Optionee, Options to purchase from the Corporation 8,333,333 shares (the “Option Shares”).

1.2           EXERCISE PRICE.  Each Option Share is exercisable, upon vesting, at price of $0.09 (“Option Price”)

1.3           TERM.

(a)	The Expiration Date for all Options issued hereunder shall be February 17, 2017.

(b)
The Corporation and the Optionee agree that the Expiration Date for all Options issued pursuant to any stock option agreement previously executed by the Corporation and the Optionee in connection with the Amended and Restated Number 1 2004 Non-Statutory Stock Option Plan or the 2004 Non-Statutory Stock Option Plan shall be the date that is the three (3) year anniversary of the date of such stock option agreement and that such stock option agreement shall be deemed amended to the extent provided for in this subsection 1.3(b).

1.4           VESTING.  The Options granted herein shall vest on February 17, 2010.

1.5           CONDITIONS OF OPTION.  The Options may be exercised as follows:

(a)4,166,667 options shall be exercisable immediately upon vesting, subject to the terms and conditions as set forth in this Agreement.

(b) 4,166,666 options shall be exercisable when Horne International, Inc. has a market share price of $.50 which is sustained for a period of not less than thirty (30) days or upon Horne International, Inc. achieving annual gross revenue of $15,000,000.00.

SECTION 2
EXERCISE OF OPTION

2.1           DATE EXERCISABLE.  The Options shall become exercisable by Optionee in accordance with Section 1.5 above.

2.2           MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK.  The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised.  The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash, or as otherwise permitted by the Company’s stock option plan.

2.3           STOCK CERTIFICATES.  Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee’s name.

SECTION 3
NONTRANSFERABILITY

3.1           RESTRICTION.  The Options are not transferable by Optionee without the Corporation’s prior approval.

SECTION 4
NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

4.1           Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

SECTION 5
ADJUSTMENTS

5.1           NO EFFECT ON CHANGES IN CORPORATION’S CAPITAL STRUCTURE.  The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.2           ADJUSTMENT TO OPTION SHARES.  The Option Shares are subject to adjustment upon recapitalization, reclassification, consolidation, merger, reorganization, stock dividend, reverse or forward stock split and the like.  If the Corporation shall be reorganized, consolidated or merged with another corporation, Optionee shall be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as Optionee would have been entitled to receive upon the happening of any such corporate event as if Optionee had been, immediately prior to such event, the holder of the number of Shares covered by the Option.

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SECTION 6
OPTIONEE NOT IN GOOD STANDING OR DISSOLVED

6.1          In the event the Optionee is not in good standing in its state of incorporation and remains not in good standing for a period of six (6) months or longer then the options shall expire thirty (30) days after written notice by the Corporation.

6.2          In the event the Optionee is dissolved, either voluntarily or involuntarily, then the options shall expire on the date of dissolution.

SECTION 7
CHANGE IN CONTROL

7.1  In the event of a “Change in Control” of the Company the Options granted herein shall immediately vest, with out regard to the requirements set forth in Section 1.4 of this Agreement and shall be exercisable in accordance with the terms of Section 2 of this Agreement and Sections 9 and 10 of the Horne International, Inc. (formerly Spectrum Sciences & Software Holdings Corp.) Amended and Restated Number 2 2004 Non-Statutory Stock Option Plan, adopted November 15, 2004 which are incorporated by reference herein.

7.2.  The term “Change in Control” as used in this Agreement means a change of control of a nature that would be required to be reported pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to the reporting requirement; provided that, whether or not any of the following events would constitute a change of control of such a nature, a “Change in Control” shall be deemed to occur for purposes of this Agreement if and when any of the following events occur:

1) any “person” (as such term is used in 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than –

a) the Company

b) a Subsidiary

c) a trustee or other fiduciary holding securities

d) an underwriter engaged in a distribution of Company stock to the public with the Company’s written consent,

becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that represents more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities.

2) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities , or the consummation of any such transaction if stockholder approval is not obtained.

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3)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the company’s assets other than any such transaction which would result in a related party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction.  A “related Party” shall mean a subsidiary, an employee or group of employees of the Company or any subsidiary, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary, or a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of voting securities.

SECTION 8
REGISTRATION RIGHTS

8.1           REGISTRATION RIGHTS.  In the event that the Option Shares are not registered pursuant to an effective registration statement at the time of issuance, the Optionee shall enjoy the following registration rights.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Optionee) any of its Common Stock under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the registration form to be used may be used for the registration of the Option Shares, the Company shall, at such time, promptly give Optionee notice of such registration.  Upon the request of  Optionee given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock that Optionee has requested to be included in such registration.

SECTION 9
MISCELLANEOUS PROVISIONS

9.1           DISPUTES.  Any dispute or disagreement that may arise under or as a result of this Agreement, or any question as to the interpretation of this Agreement, may be determined by the Corporation’s board of directors in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

9.2           NOTICES.  Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally, by overnight courier or by certified or registered mail, postage prepaid, addressed to the parties at their current principal addresses, or such other address as either party, by notice to the other, may designate in writing from time to time.

9.3            LAW GOVERNING.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.4           TITLES AND CAPTIONS.  All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

9.5           ENTIRE AGREEMENT.  This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.

9.6           AGREEMENT BINDING.  This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

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9.7           PRONOUNS AND PLURALS.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

9.8           FURTHER ACTION.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

9.9           PARTIES IN INTEREST.  Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

9.10         SAVINGS CLAUSE.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

9.11         BLACKOUT PERIOD.  Prior to each issuance of any shares pursuant hereto, the Company hereby undertakes to provide notice to Optionee of any Company “blackout” policy or other trading restriction imposed by the Company that may be in effect on the date of such issuance.  If Optionee exercises its Option, the Company shall ensure that Optionee is not in receipt of material non-public information that would in anyway restrict Optionee’s ability to trade in the Company’s securities.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HORNE INTERNATIONAL, INC.

By:
Name:
Title:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement, accepts the Options granted thereunder, and agrees to the terms and conditions thereof.

OPTIONEE

HORNE INTERNATIONAL, INC.

NOTICE OF EXERCISE OF STOCK OPTION

The undersigned hereby exercises the Stock Options granted by Horne International, Inc. and seeks to purchase ____________________ shares of Common Stock of the Corporation pursuant to said Options.  The undersigned understands that this exercise is subject to all the terms and provisions of the Stock Option Agreement dated as of ________________.

(Check Applicable Box)

ٱ           Enclosed is a check in the sum of US $_____________________ as payment for such shares.

Signature of Optionee

Date:

TERM SHEET

This Term Sheet (“Term Sheet”) outlines the basic terms and conditions being considered for a business partnership between Horne International, Inc. (“Horne”) and Intelligent Decisions, Inc. (“Intelligent”).  This Term Sheet is not an offer, commitment or agreement of any kind, and is not binding on the parties referred to herein, except as finally set forth and identified as “binding”.

1.	Equity.

a. Options. Horne shall issue 8,333,333 options to Intelligent to purchase Horne common stock at $.09 per share. The options shall be immediately vested and shall expire, if not exercised, within seven (7) years from the date of issue. One half of these options (4,166,667 options) shall be exercisable by Intelligent whenever Intelligent so desires within this seven (7) year time period and the other half of these options (4,166,666 options) shall be exercisable by Intelligent, in Intelligent’s sole discretion, when the share price of Horne stock reaches $0.50 per share, or Horne achieves revenue of $15,000,000.00. The options shall be issued pursuant and subject to a separate Stock Option Agreement and shall survive the expiration or termination of this Term Sheet.

            b.  Restricted Stock Units.  Horne shall reserve 12,500,000 shares of common stock for Intelligent to be issued in the form of Restricted Stock Units (“RSUs”).  The shares when issued shall be subject to the restrictions set forth in Rule 144 as well as to a Restricted Stock Unit Agreement, the terms of which shall be negotiated by the parties subsequent to the issuance of this Term Sheet.  The RSUs shall vest and be issued in exchange for the Business Support Services of Intelligent as identified in Section 2 which shall be valued at $1,000,000.00 with the shares of restricted stock equal to a value of $0.08 per share.  The RSUs will vest on a pro rata basis as Intelligent performs Business Support services as identified in Section 2.   Intelligent shall establish a charge code for personnel of Intelligent providing Business Support Services to charge their time worked under this Agreement, with sub codes for Business Support Services corresponding to Article 2, subsections (a) through (f).   No later than fifteen (15) business days at the end of each calendar quarter for which Intelligent has performed Business Support Services, Intelligent shall issue a quarterly summary showing the total amount of Business Support hours that Intelligent has performed per individual to be multiplied by Intelligent’s billing rate for that Individual.  The billing rate shall be the individual’s direct hourly rate multiplied by a factor of 1.5.  The summary of these costs shall be applied against shares of restricted stock reserved for Intelligent and shall show the amount of restricted stock that Intelligent is claiming.  The summary sheet shall only contain the above listed information.

Example:  Person A Billing rate (hourly rate of $50.000 x 1.50 equals a cost of $75.00/hour)  $75.00 x 10 hours worked equals a cost of $750.00 Stock to be issued to Intelligent is 9,375  shares ($750.00 divided by $0.08 per share).  Stock certificates will be issued to Intelligent within five business days of receipt of quarterly statement.

 All restricted stock due to Intelligent shall survive any termination of this Agreement.

Intelligent will make available a cash line of credit to Horne in the amount of $250,000.00 for business/projects jointly developed by Intelligent and Horne.  This line of credit will be secured by Horne’s eligible Accounts Receivable  on such projects or Horne’s Full Time Equivalent employees arising after the inception of this Agreement that are billing against projects as decided by Intelligent in its sole discretion.  No cash will be advanced by Intelligent until Intelligent receives a perfected security interest (i.e., first lien on the orders to be advanced under this cash line of credit).

2.	Business Support. Intelligent shall make the following Business support services available to Horne for a period of three (3) years:

a.	Business Development

i.	Introduction to customers with requirements for services within Horne’s area of expertise (environmental, engineering, energy, program management and , facility management).

ii.
Hire as an Intelligent employee a Business Development Associate (“BDA”)   who will be focused on business in the environmental and energy industry (including Federal Government) who is mutually agreeable to both Horne and Intelligent.  It is anticipated that the BDA will become a Horne employee after a period of as little as six (6) months and as long as one (1) year.  Should the BDA not convert to a Horne employee within said one (1) year period, Intelligent has the right to terminate the BDA’s employment with Intelligent without any penalty.  The salary and fringe benefits incurred by Intelligent prior to the BDA’s conversion to a Horne employee shall be counted in full as part of the $1,000,000.00 Business Support Services that Intelligent will perform in return for restricted stock as per Section 1 and will be calculated as per Section 1.

iii.	Assist with the development of a capture plan for environmental and energy related business for Horne and Intelligent.

iv.
As mutually agreed by Horne and Intelligent, Horne may perform certain environmental and energy related tasks with an IT requirement.  Intelligent may perform certain IT tasks with an environmental or energy requirement.

b.	Bid and Proposal Support

c.	Contract Support

i.	Contract pricing support

d.	Investor Relations and Marketing Support

e.	Accounting Support

i.	Advice and guidance on accounting matters

ii.	Assist/mentor Horne Controller and CFO

f.	Recruiting

•	Revenue Growth. As mutually agreed, Intelligent will assist Horne in achieving both long term and short term plans for revenue growth.

•	Service and Products.

i.
As mutually agreed between Horne and Intelligent, Intelligent will assist Horne in facilitating near term revenue growth by providing Horne the opportunity to fill vacant services positions as identified and approved by Intelligent’s Vice President of Services (Greg Walker) with Horne employees.  It is the goal of the parties that Horne shall have the opportunity to staff billable positions as mutually agreed upon by Horne and Intelligent.

ii.
As mutually agreed by Intelligent and Horne, Intelligent shall assist Horne by providing Horne procurement opportunities for products distributed by and or required by Intelligent customers and vendors.

iii.
As mutually agreed between Horne and Intelligent, Intelligent agrees to socialize the concept of “Lean Agile” and introduce, where appropriate, technology related to lean agile which is available through Thoughtworks.  Horne has an existing Reseller Agreement for Thoughtworks products.

iv.
As mutually agreed between Horne and Intelligent, Horne and Intelligent shall jointly market and pursue a reseller or other agreement with TrendMicro.  All agreements with TrendMicro shall be between Horne and TrendMicro.

v.	Horne and Intelligent shall enter into all necessary and required contractual documents that will allow Horne to staff vacant positions and provide products as determined by Intelligent.

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Offices.  Upon the termination of Horne’s current lease for office space located at 3975 University Drive, Suite 100, Fairfax, VA 22030  (currently scheduled to expire on August 31, 2011 and based upon the availability of office space in   the Intelligent offices located on Beaumeade Circle, Ashburn, VA, Intelligent may make office or work space available for up to eight (8) Horne employees as mutually agreed between Horne and Intelligent.  The facility costs apportioned to Horne occupying Intelligent office space shall be counted in full as part of the $1,000,000.00 Business Support Services per Section 2 in return for restricted stock as per Section 1.  Prior to taking possession of any Intelligent office space, Horne shall enter provide any required evidence of insurance and enter into any and all corresponding documents required to take possession of said office space.

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Board of Directors. Intelligent shall nominate at least one (1) member of the Board of Directors. Darryl Horne, Chairman of the Board of Directors, shall have the right to review and approve or disapprove of the nomination. If the nominee is approved by Darryl Horne then the candidate shall be put before the entire Board of Director for a vote to appoint or reject the nominee. Intelligent shall have the right to continue to nominate candidates for the Board of Directors until at least one nominee is elected to serve on the Board of Directors.

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Confidentiality. Horne shall, for a period of five (5) years after the completion of this Agreement, keep secret and confidential, and shall not publish or disclose or authorize anyone else to publish or disclose, any proprietary or confidential information or business secrets of Intelligent relating (1) to the business or operations of Intelligent, or any of its customers, vendors consultants, or licensees, or (2) to any processes, methods, formulae, or information used by Intelligent in providing services, or (3) to the development, improvement, use or application of any such services, or (4) to the skills, abilities, or technical knowledge of any Intelligent employee. Upon termination of this Agreement for any reason, Horne shall promptly return to Intelligent any and all processes, formulae, drawings, notes, programs, plans, models, or other technical information which relate in any way to the operations of Intelligent, or its research, development work or other activities. By execution of this Agreement, it is represented that Horne has no conflicts of interest or relationships with any competitors of Intelligent, and for the duration of this Agreement will have no such relationships which may affect this assignment. The Services Agreement, Stock Option Agreement and RSU Agreement shall provide that the Company shall undertake to alert Intelligent of any blackout policies.

•	Registration Rights. Intelligent shall be provided with registration rights for the Company securities it receives in connection with the terms set forth herein.

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Termination /End of Agreement for Support Services.  Either party shall have the right to terminate the Term Sheet in whole or in part  upon the expiration of not less than one (1)  year and with not less than three (3) months of written notice of the intent to terminate.  The Term Sheet may be terminated sooner upon the mutual written agreement of the parties.

•	Miscellaneous.

a.
No Warranty/As Is. THE BUSINESS SUPPORT SERVICES ARE PROVIDED “AS-IS”  BY INTELLIGENT WITH NO REPRESENTATIONS OR WARRANTIES OF ANY KIND.  ALL EXPRESS, STATUTORY, OR IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY DISCLAIMED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.  THERE ARE NO OTHER WARRANTIES THAT MAY ARISE FROM USAGE OF TRADE OR COURSE OF DEALING.  IF FOR ANY REASON SUCH WARRANTIES CANNOT BE DISCLAIMED, THEY ARE LIMITED IN DURATION FOR A PERIOD OF ONE (1) YEAR FROM THE DATE OF ORIGINAL DELIVERY OF THE SERVICES BY INTELLIGENT DECISIONS AND WILL APPLY ONLY TO THE ORIGINAL ACQUIRER OF THE PRODUCT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, INTELLIGENT, ITS PARENTS, AFFILIATES, AND SUBSIDIARIES, AND ITS AND THEIR RESPECTIVE LICENSORS, SUPPLIERS, AND DISTRIBUTORS DO NOT WARRANT THAT THE BUSINESS SUPPORT SERVICES OR THE MATERIALS WILL SATISFY YOUR REQUIREMENTS, THAT THEY ARE WITHOUT DEFECT OR ERROR OR THAT ANY DEFECTS OR ERRORS WILL BE CORRECTED.  IN NO EVENT WILL ANY OF THEM BE LIABLE FOR ANY LOSS OF USE, LOST PROFITS, LOST DATA, COST OF SUBSTITUTE PRODUCTS, OR OTHER DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, DAMAGES OF ANY KIND, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER OR NOT ANY REMEDY PROVIDED SHOULD FAIL OF ITS ESSENTIAL PURPOSE.  HORNE ACKNOWLEDGES THAT THIS CLAUSE  IS AN ESSENTIAL PART OF THIS AGREEMENT

Horne International, Inc.	Intelligent Decisions, Inc.

Signature	Signature

Name/Title	Name/Title

Date	Date

Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (“Agreement”) is entered into as of March 23, 2010. by Horne International , Inc., a Delaware corporation (the “Company”), and INTELLIGENT DECISIONS, INC. a Delaware limited liability company (the “INTELLIGENT”).

Recitals

WHEREAS, the parties entered into a Services Agreement of even date herewith (the “Services Agreement), pursuant to which, in exchange for services rendered, the Company granted INTELLIGENT a certain number of Restricted Stock Units representing the contingent right to 12,500,000 of shares of the Company’s Common Stock (the “Common Stock”); and

WHEREAS, the parties wish to establish certain restrictions on the grant of the Restricted Stock Units, to set forth conditions under which the units shall vest, and otherwise to set forth the rights of the parties thereto; and

WHEREAS, capitalized terms not defined above are defined in Section 15 of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

SECTION 1.  GRANT AWARD.   In consideration of the INTELLIGENT’S services to the Company, the Company hereby grants to INTELLIGENT 12,500,000 restricted stock units each with a par value of $.08 (the “Restricted Stock Units”).  Restricted Stock Units are notational units of measurement denominated in shares of Common Stock.  Each Restricted Stock Unit represents one hypothetical share of Common Stock, subject to the conditions and restrictions set forth below and in the Services Agreement.

SECTION 2.  FORFEITURE; VESTING.

(a)           Forfeiture.  Until they vest in accordance with Subsection (b) below, the Restricted Stock Units shall be non-vested, restricted and subject to forfeiture.  In the event that the Restricted Stock Units have not vested in accordance with Subsection (b) within three (3) years of the date hereof, INTELLIGENT shall immediately forfeit such un-vested Restricted Stock Units and this Agreement, and the parties’ rights hereunder, shall terminate.  In the event of any forfeiture of Restricted Stock Units, such forfeiture shall be automatic and without further act or deed by INTELLIGENT. Upon forfeiture, neither INTELLIGENT nor any successors, heirs, assigns or legal representatives shall thereafter have any further rights or interest in the unvested Restricted Stock Units or certificates therefor.  Notwithstanding the foregoing, if requested by the Company (or its agent), INTELLIGENT shall execute such documents (including, without limitation, a power of attorney in favor of the Company) and take such other action deemed necessary or desirable by the Company to evidence such forfeiture.

(b)           Vesting.  The restrictions set forth herein on the Restricted Stock Units shall lapse and the Restricted Stock Units shall immediately become 100% vested in INTELLIGENT on a pro rata basis as follows:

(i)           Business Support Services described in the Services Agreement provided by INTELLIGENT to the Company the value of which shall be calculated as set forth in the Services Agreement;

(ii)           a Change of Control, provided that if such Change of Control is announced or occurs within 30 days of the date on which the Services Agreement is executed, then the Restricted Stock Units shall be forfeited back to the Company, and the parties shall proceed as set forth in the Services Agreement; or

(c)           Escrow.  Upon execution of this Agreement, the certificate(s) for Restricted Stock Units shall be deposited in escrow with the Company’s legal counsel to be held in accordance with the provisions of this Agreement.  Any additional or exchanged securities or other property described in Subsection (d) below shall immediately be delivered to the Company to be held in escrow.  Dividend Equivalents on unvested Restricted Stock Units due at such time as all ordinary cash dividends as provided in Section 4 (or on other securities held in escrow) shall be paid directly to INTELLIGENT and shall not be held in escrow.  Restricted Stock Units, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company upon forfeiture or (ii) released to INTELLIGENT to the extent that Restricted Stock Units have vested and are no longer subject to the restrictions set forth herein.  In the event that the Restricted Stock Units have vested and INTELLIGENT elects to receive the shares of Common Stock represented thereby, such shares shall be issued to INTELLIGENT within 30 days of such election.

(d)           Additional or Exchanged Securities and Property.  In the event of a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, the Company’s outstanding securities, appropriate adjustments shall be made to the number and/or class of the Restricted Stock Units to reflect the exchange or distribution of such securities or property.

(e)           Transfer of Restricted Stock Units.  INTELLIGENT shall not transfer, assign, encumber or otherwise dispose of any Restricted Stock Units without the Company’s written consent.  If  INTELLIGENT transfers any Restricted Stock Units as provided herein, then this Agreement shall apply to the Transferee to the same extent as to INTELLIGENT.

SECTION 3.  REGISTRATION RIGHTS.  In the event that the Restricted Stock Units are vested in  INTELLIGENT and Registrable Securities are issued pursuant thereto, INTELLIGENT shall enjoy the following registration rights.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than INTELLIGENT) any of its Common Stock under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the registration form to be used may be used for the registration of the Registrable Securities, the Company shall, at such time, promptly give INTELLIGENT notice of such registration.  Upon the request of  INTELLIGENT given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock that  INTELLIGENT has requested to be included in such registration.

SECTION 4.  RIGHTS AS A STOCKHOLDER.

                      INTELLIGENT shall have no rights as a stockholder of the Company and no voting rights with respect to the Restricted Stock Units unless, until and only to the extent that INTELLIGENT becomes the holder of record of fully vested shares of Common Stock.  The Company will pay to INTELLIGENT an amount of cash equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on shares of Common Stock to stockholders of record.

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SECTION 5.  SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon  INTELLIGENT and INTELLIGENT’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 6.  NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon INTELLIGENT any right to continue providing services to the Company pursuant to the Services Agreement or interfere with or otherwise restrict in any way the rights of the Company or of INTELLIGENT, which rights are hereby expressly reserved by each as set forth in the Services Agreement; provided however that this Agreement and the grant of the Restricted Stock Units hereunder shall survive for a period of four years from the date hereof.

SECTION 7.  LEGEND.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing the Restricted Stock Units or shares of Common Stock issued upon vesting.  All certificates evidencing the Restricted Stock Units shall bear the following legend (in addition to any legend(s) required by applicable law):

“THE RESTRICTED STOCK UNITS REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE RESTRICTED STOCK UNITS (OR THE PREDECESSOR IN INTEREST TO SUCH UNITS).  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

SECTION 8.  NATURE OF ARRANGEMENT.

INTELLIGENT’s rights under this Agreement shall be only contractual in nature unsecured by any assets of the Company. The Company shall not be required to segregate any specific funds, assets or other property with respect to the Restricted Stock Units. To the extent that this Agreement provides for a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, this Agreement is intended to comply with Section 409A of the Code and shall be interpreted consistent with such intent.

SECTION 9.  COMPLIANCE WITH SECURITIES LAWS; BLACKOUT PERIODS.

The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of its counsel, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations.  Prior to the issuance of any shares pursuant hereto, the Company may require the INTELLIGENT to enter into such written representations and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

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Prior to each issuance of any shares pursuant hereto, the Company hereby undertakes to provide notice to INTELLIGENT of any Company “blackout” policy or other trading restriction imposed by the Company that may be in effect on the date of such issuance.  If INTELLIGENT elects to receive the shares of Common Stock deliverable upon vesting of the Restricted Stock Units pursuant to Section 2 above, the Company shall ensure that INTELLIGENT is not in receipt of material non-public information that would in anyway restrict INTELLIGENT’s ability to trade in the Company’s securities, acknowledging any restrictions on trading that may be imposed pursuant to this Agreement or under the Securities Act.  If INTELLIGENT is subject to any “blackout” policy or other Company imposed trading restriction, such issuance of shares shall be instead made on the earlier of (i) the date INTELLIGENT is not subject to any such policy or restriction and (ii) the earlier of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to 2.5 months following the date such distribution would otherwise have been made.

SECTION 10.  TAXES.

INTELLIGENT shall be liable for any and all taxes arising out of this grant or the vesting of Restricted Stock Units hereunder

SECTION 11.  NOTICE.

Any notice required by the terms of this Agreement shall be given in writing.  It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation or any other nationally recognized overnight carrier, with shipping charges prepaid.  Notice shall be addressed to the Company at its principal executive office and to the INTELLIGENT at the address most recently provided to the Company in accordance with this Section 11.

SECTION 12.  ENTIRE AGREEMENT; AMENDMENT; SEVERABILITY.

This Agreement, along with the Services Agreement, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.  It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  Any amendment, modification or waiver of the terms hereof shall be in writing and signed by both parties.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

SECTION 13.  CHOICE OF LAW; DISPUTES.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. Any question of interpretation, dispute or disagreement that arises under, or as a result of, this Agreement shall be settled in accordance with the dispute resolution provisions set forth in the Services Agreement.

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SECTION 14.  COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 15.  DEFINITIONS.

(a)           “Change in Control” shall mean one or more transactions resulting in (i) the liquidation, dissolution or winding up of the Company, (ii) the transfer of all or substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with another entity where the Company is not the surviving or successor entity, (iv) a reverse merger involving the Company with another entity; or (v) one or more persons or entities (other than the shareholders of the Company that are existing as of the date hereof) either (A) owning in the aggregate in excess of 50% of the then outstanding capital stock of the Company or (B) being able to elect a majority of the Board or otherwise to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

(b)           “Qualifying Investment” shall mean one or more capital raising events (whether by way of a secondary public offering or other investment transaction involving the sale of securities (including, for this purpose, any convertible securities), which in the aggregate exceeds $5,000,000.

(c)           “Registrable Securities” means the shares of Common Stock issuable or issued upon lapse of the restrictions as set forth in Section 2(b).

(d)           “Transferee” shall mean any person to whom the INTELLIGENT has directly transferred Restricted Stock Units.

*           *           *

{Signatures appear on the Following Page}

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In Witness Whereof, each of the parties has caused this Restricted Stock Unit Agreement to be duly executed by its duly authorized officers as of the day and year first above written.

Horne International, Inc.	INTELLIGENT DECISIONS, INC.

By:	By:
Name:	Name:
Title:	Title:

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